Exhibit 99.1

Washington Prime Group Announces Refinancing of Four Open Air Assets and Closing of Sale Leaseback for Fee Interest in Land at Four Enclosed Assets

COLUMBUS, OH – October 14, 2019 – Washington Prime Group Inc. (NYSE: WPG) today provided an update on previously announced strategic transactions, demonstrating continued ability to access capital to reduce corporate debt and satisfy ongoing redevelopment efforts. In addition to approximately $68.1 million of net loan proceeds raised during the third quarter of 2019 from the refinancing of four open air assets, Washington Prime Group (the “Company”) received approximately $42.4 million of net proceeds from the sale leaseback transaction during the fourth quarter of 2019.

Lou Conforti, CEO and Director stated: “Whether it’s via traditional or more creative capital markets execution, Washington Prime Group continues to debunk those pundits who question our ability to access capital. Such measures allow us to continue our mandate as we transform our assets into the dominant town center within their respective catchments.

“Let’s first take a look at a traditional source. We refinanced a portfolio of four Open Air assets replacing a $47.6M mortgage loan with $117.0M. As the collateral is the same in both instances, it doesn’t take a rocket scientist to figure out the value proposition as new proceeds are 2.46 times higher. By the way, the new fixed rate of interest is 3.67%, replacing a 7.5% coupon.

“Turning to a more creative financing alternative, WPG entered into a sale leaseback whereby we sold land fee interest and simultaneously entered into a 99-year master ground lease. Collateralized by the underlying land of four of our enclosed assets, we received $42.4M of proceeds. WPG has the option to repurchase the fee interest during the 30th year of the master ground lease. In addition, WPG provided a $55.0M bridge loan maturing in five years which provides WPG interest income of 4.0% per annum.

“In laymen’s terms, we are obligated to make an initial annual fixed payment of 7.4%, which when adjusted for predetermined escalators and the redemption price, averages an implied cost of capital in the mid 8% range over the 30 year term. Last time I looked, there ain’t a lot of thirty year money out there. Almost forgot...the bridge loan provides us with sequential preference safety upon its maturity in year five, and if those reading this press release are really clever they just might net the 4.0% we receive from the 7.4% payment. Capiche?”

Refinancing of Four Open Air Assets

On September 16, 2019, the Company repaid the $47.6 million mortgage loan previously secured by four open air assets, which was scheduled to mature on October 16, 2019 at a fixed rate of 7.5%. Simultaneously, the Company closed on a new $117.0 million loan secured by the same four assets. The interest-only loan bears interest at a fixed rate of 3.67%. The loan will mature on October 1, 2029.

The open air assets are: Forest Plaza located in Rockford, Illinois; Lakeline Plaza, located in Cedar Park, Texas; Muncie Towne Plaza, located in Muncie, Indiana; and White Oaks Plaza, located in Springfield, Illinois.

Closing of Sale Leaseback for Fee Interest in Land at Four Enclosed Assets

The Company completed the sale and leaseback of four enclosed assets (collectively, the “Properties”). Under the master ground lease agreement, an affiliate of Kawa Capital Partners (the “Lessor”), in conjunction with Perennial Fee Investors, has acquired a fee interest in the land at the Properties for a price of $98.9 million. The Company received approximately $42.4 million in proceeds upon closing, net of $55.0 million in bridge financing provided by the Company and closing costs. The bridge financing has a maximum five-year term, which can be pre-paid without penalty, at an interest rate of 4.00%.

The Company’s property-level affiliates (the “Lessees”) entered into a new 99-year master ground lease for a leasehold interest in the land at the Properties. The respective Lessees retained the fee interest in the improvements and development rights. The master ground lease includes fixed annual payments to Lessor at an initial annualized rate of 7.4% and contains annual rent escalators over the term. The agreement includes an option for the Lessees to repurchase the fee interest in the land at a fixed price in year 30 of the master ground lease. If the Lessees do not exercise this option, then Lessor will retain the fee interest in the land, and the fee interest in the improvements and development rights will transfer to Lessor at the end of the 99-year ground lease term.

As previously announced, in addition to Lessees continuing to own a fee interest in the improvements and development rights through the term of the aforementioned master ground lease, Lessees will continue to manage, lease and develop the Properties, offering the same exceptional guest experience. It will be business as usual to guests and Property employees. The Company will continue to maintain full control over the leasehold interest in the land and fee interest in the improvements and development rights at the respective Properties.

The Properties, which represent an aggregate 3.9M square feet of productive retail space, are: Edison Mall, located in Fort Myers, Florida; Great Lakes Mall, located in Mentor, Ohio; Irving Mall, located in Irving, Texas; and Jefferson Valley Mall, located in Yorktown Heights, New York.

About Kawa Capital Partners

Kawa Capital Partners, an independent asset manager based near Miami, Florida, was founded in 2007 by Daniel Ades and Alexandre Saverin. As of September 2019, Kawa and its affiliates manage approximately $1.3B in assets, and since 2010, invested in over 50 different private opportunities alongside its clients. Kawa’s capital solutions side focuses on real estate financing, including bridge lending, mezzanine financing, structured credit, net leased real estate equity, ground leases and credit tenant leases. With 10 ground lease transactions executed in the last three years with a total transaction value in excess of $500M, Kawa is active in structuring, purchasing, and financing ground leases across the U.S. in various subsectors including hospitality, office, retail, malls and solar. Learn more at www.kawa.com.

About Perennial Investment and Advisors, LLC

Perennial is a Chicago-based commercial real estate investment and advisory business founded in 2004. The company's principals previously held senior level positions within some of the largest institutional U.S. investment firms. Perennial and its clients have acquired over $700M in institutional quality assets over the past four years with a focus on investor cash yields. Perennial's investment management affiliate currently manages over $900M in assets across the U.S. Learn more at www.perennialroi.com.

About Washington Prime Group

Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. Washington Prime Group® is a registered trademark of the Company. Learn more at www.washingtonprime.com.

Contacts

Lisa A. Indest, CAO & EVP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com

Kimberly A. Green, VP, Investor Relations & Corporate Communications, 614.887.5647 or kim.green@washingtonprime.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, (re)development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on (re)development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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